Exhibit 99.1

Veneer Sales Increase As Remedent Announces Inclusion of Chinese Operations
in  Consolidated Financial Statements for the year and quarter ended March 31, 2010

Remedent’s Expansion in Asian Market Continues With the Opening of Dental Spas in
Hong Kong and Taiwan

DEURLE, BELGIUM--(Marketwire - 04/15/10) - Remedent, Inc. (OTC.BB:REMI - News), an international company specializing in research, development, and manufacturing of oral care and cosmetic dentistry products, announced today that it intends to include the results of its Chinese operations for the first time in its consolidated financial statements for the year and quarter ended March 31, 2010 as veneer sales increased during the third and fourth calendar quarter of 2009. In addition, in April Remedent expanded its business to consumer model in the Asian market by opening a dental spa in Hong Kong and Taiwan.

"We are very excited to consolidate our Asian operations into our financial statements because the results continue to be extremely impressive. Our clinic which originally opened in Beijing, China, in the third calendar quarter of 2009, was the first dental spa to offer pain free cosmetic dentistry in Beijing. Veneer sales doubled in the fourth calendar quarter of 2009 over the third quarter and then tripled again in the first calendar quarter of 2010 compared to the fourth calendar quarter in 2009. Sales beginning in April 2010 are also tracking to usurp the numbers from the previous quarter as well. Our strategy is to make Glamsmile synonymous with a beautiful smile in Asia and we are very excited to open operations in both Hong Kong and Taipei, Taiwan and hope to mirror the success in Beijing," said Guy De Vreese, Chief Executive Officer of Remedent.

"Our target market consists of business people, sales persons, artists and the growing middle classes throughout Asia which represent approximately 5% of the total population of each respective major city. Our goal is to immediately begin to scale our operations throughout Asia, especially China where our market potential is in excess of half a million persons per target market. China has the largest number of tetracycline patients in the world and we believe our system offers an immediate solution for this problem.

"Our strategy of marketing our veneers directly to the consumer throughout China and Asia will enable us to generate profits much faster than in the rest of the world due to lower operating costs and minimal competition. Also since we control all parts of the operations from manufacture to the final sale to the consumer, we believe this will make it difficult for competitors to compete with our model. Our goal is to continue our expansion in the Asian market by opening a spa in Shanghai in the second quarter of this year and thereafter expand the model to dozens of other cities that meet that criteria throughout Asia as we believe there many persons desirous of our pain free affordable procedure. Finally it is extremely fulfilling when our recently completed satisfaction survey undertaken in Beijing is close to perfection."

About Remedent

Remedent, Inc. specializes in the research, development, manufacturing and marketing of oral care and cosmetic dentistry products. The company serves professional dental industry with breakthrough technology for dental veneers, bridges and crowns that are recognized worldwide for their technological superiority and ease-of-application. These products are supported by a line of professional veneer whitening and teeth sensitivity solutions. Headquartered in Belgium, Remedent distributes its products to more than 35 countries worldwide. For more information, go to http://www.remedent.com.

Forward-Looking Statements

Statements in this press release contains forward-looking statements relating to Remedent, Inc. and its strategic and operational plans related to, and the expected financial impact of, the announced expansion in the Asian market. Statements in this press release that are "forward-looking statements" are based on current expectations and assumptions that are subject to risks and uncertainties. Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause Remedent's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," "projects," "project," to be uncertain and forward-looking. Actual results may differ materially because of such risks and uncertainties and the reported results and projections should not be considered as an indication of future performance. For further information regarding risks and uncertainties associated with Remedent's business, please refer to the risk factors described in Remedent's filings with the Securities and Exchange Commission, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q.